Exhibit 10.8

MAGNACHIP SEMICONDUCTOR CORPORATION

STOCK OPTION AGREEMENT

(For US Participant)

Magnachip Semiconductor Corporation (the “Company”) has granted to the Participant named in the Notice of Grant of Stock Option (the “Grant Notice”) to which this Stock Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain shares of Stock upon the terms and conditions set forth in the Grant Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Magnachip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan (as amended from time to time, the “Plan”), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Option Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Option (the “Plan Prospectus”), (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Option Agreement or the Plan.

1.
Definitions and Construction.
1.1
Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
1.2
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.
Tax Consequences.
2.1
Tax Status of Option. This Option is intended to have the tax status designated in the Grant Notice.
(a)
Incentive Stock Option. If the Grant Notice so designates, this Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Participant should consult with the Participant’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO PARTICIPANT: If the Option is exercised more than three (3) months after the date on which you cease to be an Employee (other than by reason of your death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a Nonstatutory Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

(b)
Nonstatutory Stock Option. If the Grant Notice so designates, this Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.
2.2
ISO Fair Market Value Limitation. If the Grant Notice designates this Option as an Incentive Stock Option, then to the extent that the Option (together with all Incentive Stock Options granted to the Participant under all stock option plans of the Participating Company Group, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as Nonstatutory Stock Options. For purposes of this Section 2.2, options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 2.2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 2.2, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option. (NOTE TO PARTICIPANT: If the aggregate Exercise Price of the Option (that is, the Exercise Price multiplied by the Number of Option Shares) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of the Participating Company Group) is greater than $100,000, you should contact the Chief Financial Officer of the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option.)
3.
Administration.

All questions of interpretation concerning the Grant Notice, this Option Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has actual authority with respect to such matter, right, obligation, or election.

4.
Exercise of the Option.
4.1
Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 9.
4.1
Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.
4.2
Payment of Exercise Price. Payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made by one or more of the following methods: (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Stock owned by the Participant having a value at the time of exercise equal to the total Exercise Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Stock otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
4.3
Tax Withholding.
(a)
In General. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company Group, if any, which arise in connection with the Option. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant.

(b)
Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations upon exercise of the Option by deducting from the shares of Stock otherwise issuable to the Participant upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the maximum amount permitted under the Plan.
4.4
Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
4.5
Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
4.6
Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.
5.
Nontransferability of the Option.

During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

6.
Termination of the Option.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

7.
Effect of Termination of Service.
7.1
Option Exercisability. The Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.
(a)
Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(b)
Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.
(c)
Termination for Cause. Notwithstanding any other provision of this Option Agreement to the contrary, if the Participant’s Service is terminated for Cause (as defined in that certain Executive Service Agreement between the Participant and the Company, dated July 1, 2026) or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.
(d)
Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3)

months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
7.2
Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of the Participant’s Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions, or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.
8.
Effect of Change in Control.

In the event of a Change in Control, the Option shall be treated in accordance with the terms of the Plan and any action taken by the Committee pursuant thereto. Without limiting the foregoing, the Committee may provide for assumption, substitution, acceleration, cash-out, cancellation or other treatment of the Option as permitted under Sections 11, 12 and 18(c) of the Plan.

9.
Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of shares subject to the Option, in order to prevent dilution or enlargement of the Participant’s rights under the Option. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Exercise Price shall be rounded up to the nearest whole cent. In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.
Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating

Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Option Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

11.
Notice of Sales Upon Disqualifying Disposition.

The Participant shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement. In addition, if the Grant Notice designates this Option as an Incentive Stock Option, the Participant shall (a) promptly notify the Chief Financial Officer of the Company if the Participant disposes of any of the shares acquired pursuant to the Option within one (1) year after the date the Participant exercises all or part of the Option or within two (2) years after the Date of Grant and (b) provide the Company with a description of the circumstances of such disposition. Until such time as the Participant disposes of such shares in a manner consistent with the provisions of this Option Agreement, unless otherwise expressly authorized by the Company, the Participant shall hold all shares acquired pursuant to the Option in the Participant’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Participant to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

12.
Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section.

13.
Miscellaneous Provisions.
13.1
Termination or Amendment. The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

13.2
Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.
13.3
Binding Effect. This Option Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
13.4
Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)
Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include, the Plan, the Grant Notice, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)
Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and Exercise Notice, as described in Section 13.4(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.4(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.4(a).

13.5
Integrated Agreement. The Grant Notice, this Option Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein, the provisions of the Grant Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.
13.6
Applicable Law. This Option Agreement shall be governed by the laws of the State of Delaware. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Option Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Agreement is made and/or performed.
13.7
Insider Trading / Market Abuse Restrictions. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the U.S. and the Participant’s country of residence, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares or rights to shares or rights linked to the value of shares during such times as the Participant is considered to have “inside information” regarding the Company (as defined by applicable laws). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s securities trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions.
13.8
Foreign Asset and Account Reporting and Exchange Control Requirements. Certain foreign asset and foreign account reporting requirements and exchange controls may affect the Participant’s ability to acquire or hold shares under the Plan or cash received from participating in the Plan in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker or within a certain time after receipt. The Participant is responsible for complying with any applicable regulations and should consult the Participant’s personal legal and tax advisors.
13.9
Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Option Agreement by the Participant shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant.
13.10
Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.11
Clawback. The Option will be subject to recoupment in accordance with the Company’s Compensation Recovery Policy or any other clawback or recoupment policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.